BOK Financial Corporation reports annual earnings of $578 million, or a record $9.17 per share, and quarterly earnings of $177 million, or a record $2.89 per share, in the fourth quarter.

Fourth quarter 2025 financial highlights[1]
Net Income
Net income was $177.3 million, or $2.89 per diluted share, compared to $140.9 million, or $2.22 per diluted share. Excluding the gain recognized on the sale of a merchant banking investment and the FDIC special assessment benefit, net income would have been $152.1 million, or $2.48 per diluted share, in the fourth quarter of 2025.[2]

Net Interest Income & Margin	Net interest income totaled $345.3 million, an increase of $7.6 million. Net interest margin expanded 7 basis points to 2.98% compared to 2.91% in the prior quarter.

Fees & Commissions Revenue	Fees and commissions revenue was $214.9 million, up $10.4 million, led by growth in trading revenue, fiduciary and asset management revenue, and transaction card revenue.

Operating Expense
Operating expense decreased $8.7 million to $361.1 million. Excluding the FDIC special assessment benefit, operating expense was relatively unchanged. Personnel expense decreased $3.6 million, while non-personnel expense increased $3.2 million.

Loans	Period end loans grew by $786 million, to $25.7 billion, primarily in the commercial loan portfolio. Average outstanding loan balances were $25.2 billion, a $416 million increase.

Credit Quality
Nonperforming assets remained stable at $75 million, or 0.29% of outstanding loans and repossessed assets, at December 31, 2025. Net charge-offs for the fourth quarter were $1.4 million, or 0.02% of average loans on an annualized basis.

Deposits
Period end deposits grew by $935 million to $39.4 billion and average deposits increased $1.5 billion to $40.0 billion. Average interest-bearing deposits increased $1.4 billion and average demand deposits increased by $114 million. The loan to deposit ratio was 65% at December 31, 2025, unchanged from the prior quarter.

Capital
Tangible common equity ratio[2] was 9.46% compared to 10.06% at September 30, 2025. Tier 1 capital ratio was 12.90%, common equity Tier 1 capital ratio was 12.89%, and total capital ratio was 14.77%. The company repurchased 2,617,414 shares of common stock at an average price paid of $107.99 per share in the fourth quarter of 2025.

▲	$7.6 million	3 bps	▲	$786 million	$126.6 billion
NET INTEREST INCOME		NET CHARGE-OFFS (TTM)	LOAN GROWTH		AUMA

Full year 2025 financial highlights[3]
Net income was $578.0 million, or $9.17 per diluted share, for 2025, compared to $523.6 million, or $8.14 per diluted share, for the prior year. Net interest income totaled $1.3 billion, an increase of $116.6 million. Net interest margin was 2.87% compared to 2.65%. Fees and commissions revenue was consistent with the prior year at $800.7 million and operating expense increased $67.1 million to $1.4 billion. Net charge-offs were $6.7 million, or 0.03% of average loans in 2025, compared to $12.9 million, or 0.05% of average loans in 2024.

CEO Commentary
Stacy Kymes, President and CEO, stated, “Our results this quarter represent a strong capstone to a year of outstanding performance and disciplined execution, highlighted by record earnings per share performance. Loan growth was exceptional this quarter with outstanding loans increasing 3.2% driven by robust growth in our core commercial and industrial lines as well as our specialty businesses. Net interest income has grown every quarter this year and our fee businesses continue to demonstrate the strength of our diversified business model, delivering not only record quarters, but record years for both our Fiduciary and Asset Management and Transaction Card businesses. We are a company well positioned for growth, anchored by a long history of disciplined risk management."
1 Comparisons are to the prior quarter unless otherwise noted.
2 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
3 Comparisons are to the prior year unless otherwise noted.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	Dec. 31, 2025		Sep. 30, 2025		Change		% Change
Interest revenue
Interest-bearing cash and cash equivalents	$5,302		$5,482		$(180)		(3.3)%	%
Trading securities	63,296		72,770		(9,474)		(13.0)%	%
Investment securities	6,381		6,560		(179)		(2.7)%	%
Available-for-sale securities	134,440		133,452		988		0.7%	%
Fair value option securities	913		1,441		(528)		(36.6)%	%
Restricted equity securities	4,522		6,605		(2,083)		(31.5)%	%
Residential mortgage loans held for sale	1,349		1,405		(56)		(4.0)%	%
Loans	412,170		419,303		(7,133)		(1.7)%	%
Total interest revenue	$628,373		$647,018		$(18,645)		(2.9)%	%
Interest expense
Interest-bearing deposits:
Transaction	$199,008		$206,400		$(7,392)		(3.6)%	%
Savings	1,163		1,197		(34)		(2.8)%	%
Time	34,252		34,236		16		— %	%
Total interest-bearing deposits	234,423		241,833		(7,410)		(3.1)%	%
Funds purchased and repurchase agreements	10,360		7,250		3,110		42.9%	%
Other borrowings	32,032		57,724		(25,692)		(44.5)%	%
Subordinated debentures	3,722		—		3,722		N/A
Total interest expense	280,537		306,807		(26,270)		(8.6)%	%
Tax-equivalent net interest income	347,836		340,211		7,625		2.2%	%
Less: Tax-equivalent adjustment	2,555		2,565		(10)		(0.4)%	%
Net interest income	$345,281		$337,646		$7,635		2.3%	%

Net interest margin	2.98%	%	2.91%	%	0.07%	%	N/A

Average earning assets	$46,590,610		$46,429,240		$161,370		0.3%	%
Average trading securities	5,295,598		5,603,200		(307,602)		(5.5)%	%
Average investment securities	1,804,984		1,861,565		(56,581)		(3.0)%	%
Average available-for-sale securities	13,564,939		13,386,515		178,424		1.3%	%
Average fair value option securities	72,229		105,651		(33,422)		(31.6)%	%
Average restricted equity securities	250,430		337,055		(86,625)		(25.7)%	%
Average loans balance	25,242,551		24,826,139		416,412		1.7%	%
Average interest-bearing deposits	31,978,527		30,586,399		1,392,128		4.6%	%
Average funds purchased and repurchase agreements	1,185,566		873,800		311,766		35.7%	%
Average other borrowings	3,008,388		5,048,301		(2,039,913)		(40.4)%	%
Average subordinated debentures	241,482		—		241,482		N/A
Net interest income was $345.3 million for the fourth quarter of 2025, an increase of $7.6 million over the prior quarter. Net interest margin expanded to 2.98% from 2.91%. For the fourth quarter of 2025, our core net interest margin excluding trading activities1, a non-GAAP measure, increased 6 basis points to 3.22% compared to 3.16% in the prior quarter.
Average earning assets increased $161 million. Average loan balances increased $416 million, primarily due to growth in the commercial loan portfolio. Average available-for-sale securities grew $178 million, while trading securities decreased $308 million and restricted equity securities decreased $87 million. Average interest-bearing deposits increased $1.4 billion, primarily from growth in interest-bearing transaction accounts. Average funds purchased and repurchase agreements increased $312 million, while average other borrowings decreased $2.0 billion. On November 6, 2025, $400 million of 6.108% fixed rate reset subordinated notes were issued.
1 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
The yield on average earning assets was 5.36%, a 17 basis point decrease compared to the prior quarter. The yield on the available-for-sale securities portfolio increased 1 basis point to 3.94%, while the yield on trading securities decreased 42 basis points to 4.83%. The loan portfolio yield decreased 22 basis points to 6.48%. The yield on restricted equity securities decreased 62 basis points to 7.22%.
Funding costs were 3.06%, down 27 basis points. The cost of interest-bearing deposits decreased 23 basis points to 2.91%. The cost of funds purchased and repurchase agreements increased 18 basis points to 3.47%, while the cost of other borrowings decreased 32 basis points to 4.22%. The cost of subordinated debentures was 6.12%, entirely driven by the subordinated debt issuance in the fourth quarter. The benefit to net interest margin from assets funded by non-interest liabilities was 68 basis points, a decrease of 3 basis points.

Other Operating Revenue

(Dollars in thousands)	Dec. 31, 2025	Sep. 30, 2025	Change	% Change
Brokerage and trading revenue	$47,310	$43,239	$4,071	9.4%	%
Transaction card revenue	31,564	29,463	2,101	7.1%	%
Fiduciary and asset management revenue	68,347	63,878	4,469	7.0%	%
Deposit service charges and fees	32,039	31,896	143	0.4%	%
Mortgage banking revenue	19,013	19,764	(751)	(3.8)%	%
Other revenue	16,591	16,190	401	2.5%	%
Total fees and commissions	214,864	204,430	10,434	5.1%	%
Other gains, net	28,078	8,264	19,814	N/A
Loss on derivatives, net	(2,366)	(453)	(1,913)	N/A
Gain on fair value option securities, net	551	630	(79)	N/A
Change in fair value of mortgage servicing rights	1,407	(2,375)	3,782	N/A
Gain on available-for-sale securities, net	1,748	213	1,535	N/A
Total other operating revenue	$244,282	$210,709	$33,573	15.9%	%
Fees and commissions revenue totaled $214.9 million for the fourth quarter of 2025, growing $10.4 million over the prior quarter.
Brokerage and trading revenue increased $4.1 million to $47.3 million. Trading fees and commissions revenue increased $5.4 million. Higher U.S. agency residential mortgage-backed securities trading activity was driven by a more favorable rate environment and an improved future economic outlook, including a steepening yield curve. Investment banking revenue decreased $1.9 million. Municipal underwriting activity resumed a more normal level following a strong third quarter, partially offset by growth in loan syndication fees.
Fiduciary and asset management revenue was up $4.5 million driven by growth in trust fees, primarily from higher transaction-related fees, improved market valuations, and continued growth in client relationships.
Transaction card revenue increased $2.1 million due to an increase in the volume of transactions processed during the period.
Other gains, net, were a net gain of $28.1 million compared to a net gain of $8.3 million in the prior quarter. The fourth quarter included a $23.5 million pre-tax gain on the sale of a merchant banking investment.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expenses

(Dollars in thousands)	Dec. 31, 2025	Sep. 30, 2025	Change	% Change
Personnel	$222,726	$226,347	$(3,621)	(1.6)%	%
Business promotion	11,516	9,960	1,556	15.6%	%
Professional fees and services	18,371	15,137	3,234	21.4%	%
Net occupancy and equipment	32,693	33,040	(347)	(1.1)%	%
FDIC and other insurance	6,078	7,302	(1,224)	(16.8)%	%
FDIC special assessment	(9,479)	(1,209)	(8,270)	N/A
Data processing and communications	51,299	50,062	1,237	2.5%	%
Printing, postage, and supplies	4,077	4,036	41	1.0%	%
Amortization of intangible assets	2,656	2,656	—	— %	%
Mortgage banking costs	10,663	10,668	(5)	— %	%
Other expense	10,454	11,771	(1,317)	(11.2)%	%
Total operating expense	$361,054	$369,770	$(8,716)	(2.4)%	%
Total operating expense was $361.1 million for the fourth quarter of 2025, a decrease of $8.7 million compared to the prior quarter.
Personnel expense was $222.7 million, a decrease of $3.6 million. Employee benefits expense decreased $4.4 million related to lower employee healthcare costs, retirement plan costs, and payroll tax expense. Cash-based incentive compensation increased $3.6 million, primarily driven by strong loan origination activity. Deferred compensation expense was $2.4 million, a decrease of $3.4 million compared to the prior quarter. The impact of deferred compensation expense is offset by the change in the fair value of related investments included in Other gains (losses), net.
Non-personnel expense was $138.3 million, a decrease of $5.1 million. FDIC special assessment expense decreased $8.3 million, primarily due to the FDIC updating their estimate of the special assessment and other adjustments related to the special assessment. Other expense decreased by $1.3 million due to lower operational losses. Professional fees and services increased $3.2 million, primarily driven by additional projects in the quarter. Business promotion expense grew $1.6 million due to higher travel and advertising costs, while data processing and communications costs increased $1.2 million, driven by growth in the volume of transactions processed for our transaction card customers during the quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	Dec. 31, 2025	Sep. 30, 2025	Change	% Change
Commercial:
Healthcare	$4,008,208	$3,878,543	$129,665	3.3%
Services	3,911,917	3,710,643	201,274	5.4%
Energy	2,882,242	2,681,512	200,730	7.5%
General business	4,478,700	4,242,242	236,458	5.6%
Total commercial	15,281,067	14,512,940	768,127	5.3%

Commercial Real Estate:
Multifamily	2,432,330	2,500,323	(67,993)	(2.7)%
Industrial	1,368,436	1,396,795	(28,359)	(2.0)%
Office	814,139	811,601	2,538	0.3%
Retail	573,451	593,835	(20,384)	(3.4)%
Residential construction and land development	129,783	122,033	7,750	6.4%
Other real estate loans	353,867	328,020	25,847	7.9%
Total commercial real estate	5,672,006	5,752,607	(80,601)	(1.4)%

Loans to individuals:
Residential mortgage	2,731,415	2,676,366	55,049	2.1%
Residential mortgages guaranteed by U.S. government agencies	158,359	151,642	6,717	4.4%
Personal	1,808,615	1,771,639	36,976	2.1%
Total loans to individuals	4,698,389	4,599,647	98,742	2.1%

Total loans	$25,651,462	$24,865,194	$786,268	3.2%
Outstanding loans were $25.7 billion at December 31, 2025, an increase of $786 million over September 30, 2025, primarily due to growth in commercial loans. Unfunded loan commitments grew by $590 million over the third quarter of 2025.
Outstanding commercial loan balances, which includes healthcare, services, energy, and general business loans, increased $768 million over the prior quarter.
General business loans increased $236 million to $4.5 billion, or 17% of total loans. General business loans include $2.9 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Services sector loan balances were up $201 million over the prior quarter to $3.9 billion, or 15% of total loans. Services loans consist of a large number of loans to a variety of businesses, including state and local municipal government entities, Native American tribal government and casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.
Energy loan balances grew by $201 million to $2.9 billion, or 11% of total loans, following elevated payoff activity in recent quarters due to industry consolidation. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 71% of committed production loans are secured by properties primarily producing oil. The remaining 29% are secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.4 billion at December 31, 2025, a $44 million increase over September 30, 2025.
Healthcare sector loan balances increased $130 million and totaled $4.0 billion, or 16% of total loans. Our healthcare sector loans primarily consist of $3.3 billion of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Commercial real estate loan balances decreased $81 million to $5.7 billion, representing 22% of total loans. Loans secured by multifamily properties decreased $68 million, loans secured by industrial facilities decreased $28 million, and loans secured by retail facilities decreased $20 million. Other real estate loans increased by $26 million. Unfunded commercial real estate loan commitments were $2.2 billion at December 31, 2025, a $65 million increase over September 30, 2025. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals were up $99 million over the prior quarter to $4.7 billion and represent 18% of total loans. Residential mortgage loans increased $62 million and personal loans increased $37 million. Personal loans consist primarily of loans to Wealth Management clients secured by the cash surrender value of insurance policies or marketable securities. Personal loans also include direct loans secured by and for the purchase of automobiles, recreational and marine equipment, as well as unsecured loans.

Period End & Average Deposits

(Dollars in thousands)	Dec. 31, 2025	Sep. 30, 2025	Change	% Change
Period end deposits
Demand	$8,081,930	$7,907,176	$174,754	2.2%	%
Interest-bearing transaction	26,850,070	25,983,228	866,842	3.3%	%
Savings	863,923	846,736	17,187	2.0%	%
Time	3,639,083	3,762,878	(123,795)	(3.3)%	%
Total deposits	$39,435,006	$38,500,018	$934,988	2.4%	%

Average deposits
Demand	$8,009,082	$7,894,847	$114,235	1.4%	%
Interest-bearing transaction	27,396,541	26,076,475	1,320,066	5.1%	%
Savings	852,390	867,939	(15,549)	(1.8)%	%
Time	3,729,596	3,641,985	87,611	2.4%	%
Total average deposits	$39,987,609	$38,481,246	$1,506,363	3.9%	%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 65% at both December 31, 2025 and September 30, 2025, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $39.4 billion at December 31, 2025, a $935 million increase. Interest-bearing transaction accounts increased $867 million and demand deposits increased $175 million, while time deposits decreased $124 million.
Average deposits were $40.0 billion during the fourth quarter, a $1.5 billion increase. Average interest-bearing transaction accounts increased $1.3 billion, average demand deposit balances increased $114 million, and average time deposits increased $88 million.
Average Commercial Banking deposits increased $325 million to $18.5 billion, or 46% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 8% of our total deposits. Average Consumer Banking deposits increased $16 million to $8.3 billion, or 21% of total deposits. Average Wealth Management deposits decreased by $28 million to $10.7 billion, or 27% of total deposits. Average Funds Management and Other deposits increased $1.2 billion to $2.5 billion. This was primarily driven by opportunistically replacing wholesale borrowings with wholesale deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement		Capital Conservation Buffer		Minimum Capital Requirement Including Capital Conservation Buffer		Dec. 31, 2025		Sep. 30, 2025
Common equity Tier 1	4.50%	%	2.50%	%	7.00%	%	12.89%	%	13.60%	%
Tier 1 capital	6.00%	%	2.50%	%	8.50%	%	12.90%	%	13.61%	%
Total capital	8.00%	%	2.50%	%	10.50%	%	14.77%	%	14.48%	%
Tier 1 leverage	4.00%	%	N/A		4.00%	%	9.86%	%	10.19%	%
Tangible common equity ratio[1]							9.46%	%	10.06%	%

Common stock repurchased (shares)							2,617,414		365,547
Average price per share repurchased							$107.99		$111.00
The company's common equity Tier 1 capital ratio was 12.89% at December 31, 2025. In addition, the company's Tier 1 capital ratio was 12.90%, total capital ratio was 14.77%, and leverage ratio was 9.86% at December 31, 2025. At September 30, 2025, the company's common equity Tier 1 capital ratio was 13.60%, Tier 1 capital ratio was 13.61%, total capital ratio was 14.48%, and leverage ratio was 10.19%.
The company's tangible common equity ratio1, a non-GAAP measure, was 9.46% at December 31, 2025, and 10.06% at September 30, 2025. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities.
On November 6, 2025, BOKF, NA, the wholly-owned banking subsidiary of BOK Financial Corporation, issued $400 million 6.108% fixed rate reset subordinated notes that will mature on November 6, 2040 and qualify for Tier II regulatory capital treatment.
The company repurchased 2,617,414 shares of common stock at an average price paid of $107.99 per share in the fourth quarter of 2025, and 365,547 shares of common stock at an average price paid of $111.00 per share in the third quarter of 2025. We view buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets totaled $75 million, or 0.29% of outstanding loans and repossessed assets, at December 31, 2025, compared to $74 million, or 0.30%, at September 30, 2025. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $66 million, or 0.26% of outstanding loans and repossessed assets, at December 31, 2025, compared to $67 million, or 0.27%, at September 30, 2025.
Nonaccruing loans increased $2.0 million compared to September 30, 2025. New nonaccruing loans identified in the fourth quarter totaled $12.9 million, offset by $6.3 million in payments received, $2.4 million in charge-offs, and $2.1 million in loans that returned to accrual status. Nonaccruing general business loans increased $6.4 million while nonaccruing loans to individuals decreased $1.8 million and nonaccruing services loans decreased $1.5 million.
Net charge-offs were $1.4 million, or 0.02% of average loans on an annualized basis, in the fourth quarter. At December 31, 2025, net charge-offs for the trailing twelve months were $6.7 million, or 0.03% of average loans. Net charge-offs were $3.6 million, or 0.06% of average loans on an annualized basis, in the third quarter of 2025.
No provision for expected credit losses was necessary for the fourth quarter of 2025, primarily due to an improvement in economic forecast assumptions offset by the impact of loan growth during the quarter.
At December 31, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $327 million, or 1.28% of outstanding loans and 497% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At September 30, 2025, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $328 million, or 1.32% of outstanding loans and 505% of nonaccruing loans.
1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.6 billion at December 31, 2025, a $126 million increase over September 30, 2025. At December 31, 2025, the available-for-sale securities portfolio consisted primarily of $9.6 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.1 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At December 31, 2025, the available-for-sale securities portfolio had a net unrealized loss of $133 million, compared to $204 million at September 30, 2025.
We hold an inventory of trading securities in support of sales to a variety of customers. At December 31, 2025, the trading securities portfolio totaled $5.4 billion, compared to $4.3 billion at September 30, 2025.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $2.6 million to $102 million at December 31, 2025.
Derivative contracts are carried at fair value. At December 31, 2025, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer derivative programs totaled $428 million, compared to $317 million at September 30, 2025. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $399 million at December 31, 2025, and $294 million at September 30, 2025.
The net cost of the changes in the fair value of mortgage servicing rights and related economic hedges was $579 thousand during the fourth quarter of 2025, including a $2.1 million decrease in the fair value of securities and derivative contracts held as an economic hedge, a $1.4 million increase in the fair value of mortgage servicing rights, and $114 thousand of related net interest income.

Fourth Quarter 2025 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Dec. 31, 2025	Sep. 30, 2025	Dec. 31, 2025	Sep. 30, 2025	Dec. 31, 2025	Sep. 30, 2025
Net interest income and fee revenue	$242,118	$236,734	$94,761	$96,522	$160,171	$155,142
Net loans charged-off (recovered)	929	2,609	944	1,413	(7)	(3)
Personnel expense	53,592	51,638	25,181	25,681	74,028	73,032
Non-personnel expense	32,577	29,601	39,587	38,361	28,697	29,939
Net income before taxes	164,025	139,817	15,054	14,490	42,689	36,606

Average loans	$20,529,256	$20,280,147	$2,516,158	$2,432,968	$2,393,802	$2,353,961
Average deposits	18,486,299	18,161,258	8,346,245	8,330,481	10,703,630	10,731,569
Assets under management or administration					$126,614,658	$122,673,531
Commercial Banking contributed $164.0 million to net income before taxes in the fourth quarter of 2025, an increase of $24.2 million over the third quarter of 2025. Combined net interest income and fee revenue increased $5.4 million. Investment banking revenue increased $2.9 million driven by growth in loan syndication fees. Transaction card revenue increased $1.4 million due to an increase in the volume of transactions processed during the period, while net interest income grew $1.0 million. Net loans charged off decreased $1.7 million to $929 thousand in the fourth quarter of 2025. Other operating expenses increased $4.9 million, largely due to higher incentive compensation costs and additional technology projects in the quarter. Other gains (losses), net, grew $21.5 million, primarily due to the sale of a merchant banking investment. Average loans increased $249 million, or 1%, to $20.5 billion. Average deposits grew $325 million, or 2%, to $18.5 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $15.1 million to net income before taxes in the fourth quarter of 2025, relatively consistent with the prior quarter. Combined net interest income and fee revenue totaled $94.8 million, a decrease of $1.8 million, primarily due to a decrease in the spread on deposits. The net cost of the change in the fair value of mortgage servicing rights and the related economic hedges was $579 thousand, compared to a cost of $2.1 million in the prior quarter. Other operating expenses were consistent with the prior quarter and corporate expense allocations decreased $1.0 million. Average loans increased $83 million, or 3%, to $2.5 billion. Average deposits were consistent with prior quarter at $8.3 billion.
Wealth Management contributed $42.7 million to net income before taxes in the fourth quarter of 2025, an increase of $6.1 million over the third quarter of 2025. Combined net interest income and fee revenue increased $5.0 million, primarily due to higher fiduciary and asset management fees driven by transaction-related fees combined with increased market valuations and continued growth in client relationships. Trading fees increased $5.4 million, driven by higher U.S agency residential mortgage-backed securities trading activity during the quarter, offset by municipal underwriting revenue returning to more normalized levels following a strong third quarter. Other operating expenses were consistent with the prior quarter. Average loans increased $40 million, or 2%, to $2.4 billion. Average deposits were largely unchanged at $10.7 billion. Assets under management or administration were $126.6 billion, an increase of $3.9 billion, or 3%.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Conference Call & Webcast
The company will hold a conference call at noon Central time on Tuesday, January 20, 2026, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-800-715-9871 toll free, or 1-646-307-1963, conference ID: 6617678. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-800-770-2030 and referencing replay PIN: 6617678.

About BOK Financial Corporation
BOK Financial Corporation is a $52 billion regional financial services company headquartered in Tulsa, Oklahoma with $127 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Nebraska, Wisconsin, Connecticut, and Tennessee. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2025 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” “may,” “could,” “should,” “would,” “potential,” “continue,” “seek,” “target,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified and for which BOK Financial assumes no responsibility for the accuracy or completeness. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. All statements other than statements of historical fact are forward-looking statements. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to: changes in government; changes in governmental economic policy, including tariffs; changes in commodity prices; interest rates and interest rate relationships; inflation; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulations; tax laws; prices, levies and assessments; the impact of technological advances; trends in customer behavior as well as their ability to repay loans; credit quality deterioration; cybersecurity incidents and data breaches; operational failures or interruptions; liquidity risks; capital adequacy requirements; litigation and regulatory enforcement actions; and other risks detailed in BOK Financial Corporation’s filings with the Securities and Exchange Commission. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2025	Sep. 30, 2025
Assets
Cash and due from banks	$1,001,107	$880,721
Interest-bearing cash and cash equivalents	656,995	545,322
Trading securities	5,392,745	4,255,732
Investment securities, net of allowance	1,784,242	1,837,647
Available-for-sale securities	13,606,625	13,481,030
Fair value option securities	102,096	104,688
Restricted equity securities	224,757	248,605
Residential mortgage loans held for sale	94,630	100,060
Loans:
Commercial	15,281,067	14,512,940
Commercial real estate	5,672,006	5,752,607
Loans to individuals	4,698,389	4,599,647
Total loans	25,651,462	24,865,194
Allowance for loan losses	(275,860)	(277,692)
Loans, net of allowance	25,375,602	24,587,502
Premises and equipment, net	638,936	636,256
Receivables	292,978	288,140
Goodwill	1,044,749	1,044,749
Intangible assets, net	34,752	37,376
Mortgage servicing rights	322,724	326,399
Real estate and other repossessed assets, net	176	1,751
Derivative contracts, net	300,775	299,215
Cash surrender value of bank-owned life insurance	421,514	419,103
Receivable on unsettled securities sales	62,034	64,515
Other assets	880,064	1,034,576
Total assets	$52,237,501	$50,193,387

Liabilities
Deposits:
Demand	$8,081,930	$7,907,176
Interest-bearing transaction	26,850,070	25,983,228
Savings	863,923	846,736
Time	3,639,083	3,762,878
Total deposits	39,435,006	38,500,018
Funds purchased and repurchase agreements	1,491,716	970,950
Other borrowings	2,745,939	3,239,507
Subordinated debentures	396,589	—
Accrued interest, taxes, and expense	382,809	312,283
Due on unsettled securities purchases	991,073	321,729
Derivative contracts, net	397,573	306,796
Other liabilities	476,116	517,179
Total liabilities	46,316,821	44,168,462
Shareholders' equity
Capital, surplus and retained earnings	6,084,816	6,249,199
Accumulated other comprehensive loss	(166,170)	(226,664)
Total shareholders’ equity	5,918,646	6,022,535
Non-controlling interests	2,034	2,390
Total equity	5,920,680	6,024,925
Total liabilities and equity	$52,237,501	$50,193,387

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Assets
Interest-bearing cash and cash equivalents	$546,045	$495,091	$506,330	$564,014	$546,955
Trading securities	5,295,598	5,603,200	6,876,788	5,881,997	5,636,949
Investment securities, net of allowance	1,804,984	1,861,565	1,918,969	1,980,005	2,037,072
Available-for-sale securities	13,564,939	13,386,515	13,218,569	12,962,830	12,969,630
Fair value option securities	72,229	105,651	88,323	17,603	18,384
Restricted equity securities	250,430	337,055	390,191	348,266	338,236
Residential mortgage loans held for sale	91,414	91,422	86,543	63,365	87,353
Loans:
Commercial	15,037,471	14,490,145	14,315,695	14,633,090	14,973,929
Commercial real estate	5,581,588	5,743,572	5,495,152	5,245,867	5,039,535
Loans to individuals	4,623,492	4,592,422	4,365,702	4,189,270	4,011,080
Total loans	25,242,551	24,826,139	24,176,549	24,068,227	24,024,544
Allowance for loan losses	(277,580)	(277,398)	(278,191)	(279,983)	(283,685)
Loans, net of allowance	24,964,971	24,548,741	23,898,358	23,788,244	23,740,859
Total earning assets	46,590,610	46,429,240	46,984,071	45,606,324	45,375,438
Cash and due from banks	988,135	960,602	915,487	995,598	910,894
Derivative contracts, net	268,675	317,732	374,125	328,478	360,352
Cash surrender value of bank-owned life insurance	420,167	417,261	419,602	417,797	414,760
Receivable on unsettled securities sales	227,678	162,035	228,563	184,960	284,793
Other assets	3,357,081	3,405,206	3,365,104	3,453,746	3,268,949
Total assets	$51,852,346	$51,692,076	$52,286,952	$50,986,903	$50,615,186

Liabilities
Deposits:
Demand	$8,009,082	$7,894,847	$7,958,538	$8,156,069	$8,378,558
Interest-bearing transaction	27,396,541	26,076,475	25,859,336	25,859,733	24,992,464
Savings	852,390	867,939	853,062	844,875	818,210
Time	3,729,596	3,641,985	3,465,780	3,498,401	3,629,882
Total deposits	39,987,609	38,481,246	38,136,716	38,359,078	37,819,114
Funds purchased and repurchase agreements	1,185,566	873,800	782,039	935,716	1,076,400
Other borrowings	3,008,388	5,048,301	6,019,948	4,626,402	4,489,870
Subordinated debentures	241,482	—	99,846	131,188	131,185
Derivative contracts, net	317,206	332,893	359,616	237,035	417,026
Due on unsettled securities purchases	452,673	329,361	503,490	425,050	472,334
Other liabilities	697,979	663,323	591,496	611,762	630,957
Total liabilities	45,890,903	45,728,924	46,493,151	45,326,231	45,036,886
Total equity	5,961,443	5,963,152	5,793,801	5,660,672	5,578,300
Total liabilities and equity	$51,852,346	$51,692,076	$52,286,952	$50,986,903	$50,615,186

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Interest revenue	$625,818	$639,125	$2,531,268	$2,636,464
Interest expense	280,537	326,079	1,203,924	1,425,706
Net interest income	345,281	313,046	1,327,344	1,210,758
Provision for credit losses	—	—	2,000	18,000
Net interest income after provision for credit losses	345,281	313,046	1,325,344	1,192,758
Other operating revenue:
Brokerage and trading revenue	47,310	55,505	159,742	218,092
Transaction card revenue	31,564	27,631	117,680	108,865
Fiduciary and asset management revenue	68,347	60,595	257,161	230,860
Deposit service charges and fees	32,039	30,038	125,529	118,745
Mortgage banking revenue	19,013	18,140	77,585	74,107
Other revenue	16,591	15,029	63,043	59,354
Total fees and commissions	214,864	206,938	800,740	810,023
Other gains, net	28,078	4,995	43,757	79,726
Gain (loss) on derivatives, net	(2,366)	(21,728)	12,281	(22,461)
Gain (loss) on fair value option securities, net	551	(621)	2,618	(256)
Change in fair value of mortgage servicing rights	1,407	20,460	(13,227)	18,437
Gain (loss) on available-for-sale securities, net	1,748	—	1,961	(45,828)
Total other operating revenue	244,282	210,044	848,130	839,641
Other operating expense:
Personnel	222,726	210,675	877,969	811,239
Business promotion	11,516	9,365	39,433	33,274
Charitable contributions to BOKF Foundation	—	—	—	13,610
Professional fees and services	18,371	15,175	62,179	53,921
Net occupancy and equipment	32,693	32,713	131,382	125,328
FDIC and other insurance	6,078	6,862	26,406	31,105
FDIC special assessment	(9,479)	(686)	(10,688)	5,521
Data processing and communications	51,299	48,024	198,536	187,273
Printing, postage, and supplies	4,077	3,699	15,819	15,079
Amortization of intangible assets	2,656	2,855	10,620	11,612
Mortgage banking costs	10,663	10,692	35,731	34,638
Other expense	10,454	8,282	45,469	43,155
Total other operating expense	361,054	347,656	1,432,856	1,365,755

Net income before taxes	228,509	175,434	740,618	666,644
Federal and state income taxes	51,243	39,280	162,640	143,091

Net income	177,266	136,154	577,978	523,553
Net income (loss) attributable to non-controlling interests	(35)	—	(12)	(16)
Net income attributable to BOK Financial Corporation shareholders	$177,301	$136,154	$577,990	$523,569

Average shares outstanding:
Basic and diluted	60,916,929	63,491,458	62,622,386	63,745,088

Net income per share:
Basic and diluted	$2.89	$2.12	$9.17	$8.14

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Interest revenue	$625,818	$644,453	$642,427	$618,570	$639,125
Interest expense	280,537	306,807	314,261	302,319	326,079
Net interest income	345,281	337,646	328,166	316,251	313,046
Provision for credit losses	—	2,000	—	—	—
Net interest income after provision for credit losses	345,281	335,646	328,166	316,251	313,046
Other operating revenue:
Brokerage and trading revenue	47,310	43,239	38,125	31,068	55,505
Transaction card revenue	31,564	29,463	29,561	27,092	27,631
Fiduciary and asset management revenue	68,347	63,878	63,964	60,972	60,595
Deposit service charges and fees	32,039	31,896	31,319	30,275	30,038
Mortgage banking revenue	19,013	19,764	18,993	19,815	18,140
Other revenue	16,591	16,190	15,368	14,894	15,029
Total fees and commissions	214,864	204,430	197,330	184,116	206,938
Other gains (losses), net	28,078	8,264	8,140	(725)	4,995
Gain (loss) on derivatives, net	(2,366)	(453)	5,535	9,565	(21,728)
Gain (loss) on fair value option securities, net	551	630	1,112	325	(621)
Change in fair value of mortgage servicing rights	1,407	(2,375)	(5,019)	(7,240)	20,460
Gain on available-for-sale securities, net	1,748	213	—	—	—
Total other operating revenue	244,282	210,709	207,098	186,041	210,044
Other operating expense:
Personnel	222,726	226,347	214,711	214,185	210,675
Business promotion	11,516	9,960	9,139	8,818	9,365
Professional fees and services	18,371	15,137	15,402	13,269	15,175
Net occupancy and equipment	32,693	33,040	32,657	32,992	32,713
FDIC and other insurance	6,078	7,302	6,439	6,587	6,862
FDIC special assessment	(9,479)	(1,209)	(523)	523	(686)
Data processing and communications	51,299	50,062	49,597	47,578	48,024
Printing, postage, and supplies	4,077	4,036	4,067	3,639	3,699
Amortization of intangible assets	2,656	2,656	2,656	2,652	2,855
Mortgage banking costs	10,663	10,668	6,711	7,689	10,692
Other expense	10,454	11,771	13,647	9,597	8,282
Total other operating expense	361,054	369,770	354,503	347,529	347,656
Net income before taxes	228,509	176,585	180,761	154,763	175,434
Federal and state income taxes	51,243	35,714	40,691	34,992	39,280
Net income	177,266	140,871	140,070	119,771	136,154
Net income (loss) attributable to non-controlling interests	(35)	(23)	52	(6)	—
Net income attributable to BOK Financial Corporation shareholders	$177,301	$140,894	$140,018	$119,777	$136,154

Average shares outstanding:
Basic and diluted	60,916,929	62,840,270	63,208,027	63,547,510	63,491,458

Net income per share:
Basic and diluted	$2.89	$2.22	$2.19	$1.86	$2.12

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024
Capital:
Period end shareholders' equity	$5,918,646		$6,022,535		$5,890,888		$5,771,813		$5,548,353
Risk-weighted assets	$38,966,948		$38,136,467		$37,630,803		$38,062,913		$38,315,722
Risk-based capital ratios:
Common equity Tier 1	12.89%	%	13.60%	%	13.59%	%	13.31%	%	13.03%	%
Tier 1	12.90%	%	13.61%	%	13.60%	%	13.31%	%	13.04%	%
Total capital	14.77%	%	14.48%	%	14.48%	%	14.54%	%	14.21%	%
Leverage ratio	9.86%	%	10.19%	%	9.88%	%	10.02%	%	9.97%	%
Tangible common equity ratio[1]	9.46%	%	10.06%	%	9.63%	%	9.48%	%	9.17%	%

Common stock:
Book value per share	$97.63		$95.22		$92.61		$89.82		$86.53
Tangible book value per share	$79.83		$78.11		$75.56		$72.87		$69.51
Market value per share:
High	$122.16		$114.17		$104.15		$116.29		$121.58
Low	$102.72		$96.89		$85.08		$97.84		$99.93
Cash dividends paid	$38,042		$36,122		$36,256		$36,468		$36,421
Dividend payout ratio	21.46%	%	25.64%	%	25.89%	%	30.45%	%	26.75%	%
Shares outstanding, net	60,620,507		63,247,676		63,611,097		64,261,824		64,121,299
Stock buy-back program:
Shares repurchased	2,617,414		365,547		663,298		10,000		—
Amount	$282,645		$40,575		$62,341		$985		$—
Average price paid per share[2]	$107.99		$111.00		$93.99		$98.45		$—

Performance ratios (quarter annualized):
Return on average assets	1.36%	%	1.08%	%	1.07%	%	0.95%	%	1.07%	%
Return on average equity	11.80%	%	9.38%	%	9.70%	%	8.59%	%	9.71%	%
Return on average tangible common equity[1]	14.42%	%	11.46%	%	11.94%	%	10.63%	%	12.09%	%
Net interest margin	2.98%	%	2.91%	%	2.80%	%	2.78%	%	2.75%	%
Efficiency ratio[1]	60.71%	%	66.66%	%	65.42%	%	68.31%	%	65.61%	%
Adjusted efficiency ratio[1]	64.89%	%	66.88%	%	65.52%	%	68.21%	%	65.74%	%

Other data:
Tax-equivalent interest	$2,555		$2,565		$2,574		$2,542		$2,466
Net unrealized loss on available-for-sale securities	$(132,566)		$(203,682)		$(276,678)		$(363,507)		$(537,335)

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.                      15

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024
Mortgage banking:
Mortgage production revenue	$1,963		$2,370		$1,707		$2,629		$1,282

Mortgage loans funded for sale	$230,376		$229,812		$219,154		$159,816		$208,300
Add: Current period end outstanding commitments	49,048		67,842		64,508		60,429		36,590
Less: Prior period end outstanding commitments	67,842		64,508		60,429		36,590		70,102
Total mortgage production volume	$211,582		$233,146		$223,233		$183,655		$174,788

Mortgage loan refinances to mortgage loans funded for sale	27%	%	13%	%	16%	%	12%	%	19%	%
Realized margin on funded mortgage loans	1.10%	%	0.96%	%	0.66%	%	0.91%	%	0.87%	%
Production revenue as a percentage of production volume	0.93%	%	1.02%	%	0.76%	%	1.43%	%	0.73%	%

Mortgage servicing revenue	$17,050		$17,394		$17,286		$17,186		$16,858
Average outstanding principal balance of mortgage loans serviced for others	$21,882,238		$22,269,300		$22,687,658		$23,089,324		$22,214,392
Average mortgage servicing revenue rates	0.31%	%	0.31%	%	0.31%	%	0.30%	%	0.30%	%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on derivatives, net	$(2,651)		$(508)		$5,230		$9,183		$(21,917)
Gain (loss) on fair value option securities, net	551		630		1,112		325		(621)
Gain (loss) on economic hedge of mortgage servicing rights	(2,100)		122		6,342		9,508		(22,538)
Change in fair value of mortgage servicing rights	1,407		(2,375)		(5,019)		(7,240)		20,460
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(693)		(2,253)		1,323		2,268		(2,078)
Net interest income (expense) on fair value option securities[3]	114		169		229		(71)		(79)
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(579)		$(2,084)		$1,552		$2,197		$(2,157)

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
2     Excludes 1% excise tax on corporate stock repurchases.
3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.                      16

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024
Reconciliation of tangible common equity ratio:
Total shareholders' equity	$5,918,646		$6,022,535		$5,890,888		$5,771,813		$5,548,353
Less: Goodwill and intangible assets, net	1,079,501		1,082,125		1,084,749		1,088,813		1,091,537
Tangible common equity	$4,839,145		$4,940,410		$4,806,139		$4,683,000		$4,456,816

Total assets	$52,237,501		$50,193,387		$50,998,077		$50,472,189		$49,685,892
Less: Goodwill and intangible assets, net	1,079,501		1,082,125		1,084,749		1,088,813		1,091,537
Tangible assets	$51,158,000		$49,111,262		$49,913,328		$49,383,376		$48,594,355

Tangible common equity ratio	9.46%	%	10.06%	%	9.63%	%	9.48%	%	9.17%	%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$5,959,186		$5,960,711		$5,791,275		$5,658,082		$5,575,583
Less: Average goodwill and intangible assets, net	1,080,758		1,083,390		1,086,991		1,090,116		1,094,466
Average tangible common equity	$4,878,428		$4,877,321		$4,704,284		$4,567,966		$4,481,117

Net income attributable to BOK Financial Corporation shareholders	$177,301		$140,894		$140,018		$119,777		$136,154

Return on average tangible common equity	14.42%	%	11.46%	%	11.94%	%	10.63%	%	12.09%	%

Calculation of efficiency ratio and adjusted efficiency ratio:
Total other operating expense	$361,054		$369,770		$354,503		$347,529		$347,656
Less: Amortization of intangible assets	2,656		2,656		2,656		2,652		2,855
Numerator for efficiency ratio	$358,398		$367,114		$351,847		$344,877		$344,801
Less: FDIC special assessment expense (benefit)	(9,479)		(1,209)		(523)		523		(686)
Numerator for adjusted efficiency ratio	$367,877		$368,323		$352,370		$344,354		$345,487

Net interest income	$345,281		$337,646		$328,166		$316,251		$313,046
Add: Tax-equivalent adjustment	2,555		2,565		2,574		2,542		2,466
Tax-equivalent net interest income	347,836		340,211		330,740		318,793		315,512
Add: Total other operating revenue	244,282		210,709		207,098		186,041		210,044
Less: Gain (loss) on available-for-sale securities, net	1,748		213		—		—		—
Denominator for efficiency ratio	$590,370		$550,707		$537,838		$504,834		$525,556
Less: Gain on sale of merchant banking investment	23,475		—		—		—		—
Denominator for adjusted efficiency ratio	$566,895		$550,707		$537,838		$504,834		$525,556

Efficiency ratio	60.71%	%	66.66%	%	65.42%	%	68.31%	%	65.61%	%
Adjusted efficiency ratio	64.89%	%	66.88%	%	65.52%	%	68.21%	%	65.74%	%

Reconciliation of pre-provision net revenue:
Net income before taxes	$228,509		$176,585		$180,761		$154,763		$175,434
Add: Provision for expected credit losses	—		2,000		—		—		—
Less: Net income (loss) attributable to non-controlling interests	(35)		(23)		52		(6)		—
Pre-provision net revenue	$228,544		$178,608		$180,709		$154,769		$175,434

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and share data)	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024
Information on net interest income and net interest margin excluding trading activities:
Net interest income	$345,281		$337,646		$328,166		$316,251		$313,046
Less: Trading activities net interest income	13,211		14,325		16,138		15,174		4,648
Net interest income excluding trading activities	332,070		323,321		312,028		301,077		308,398
Add: Tax-equivalent adjustment	2,555		2,565		2,574		2,542		2,466
Tax-equivalent net interest income excluding trading activities	$334,625		$325,886		$314,602		$303,619		$310,864

Average interest-earning assets	$46,590,610		$46,429,240		$46,984,071		$45,606,324		$45,375,438
Less: Average trading activities interest-earning assets	5,295,598		5,603,200		6,876,788		5,881,997		5,636,949
Average interest-earning assets excluding trading activities	$41,295,012		$40,826,040		$40,107,283		$39,724,327		$39,738,489

Net interest margin on average interest-earning assets	2.98%	%	2.91%	%	2.80%	%	2.78%	%	2.75%	%
Net interest margin on average trading activities interest-earning assets	1.04%	%	1.07%	%	0.93%	%	0.98%	%	0.36%	%
Net interest margin on average interest-earning assets excluding trading activities	3.22%	%	3.16%	%	3.12%	%	3.05%	%	3.09%	%

Three Months Ended
(In thousands, except share data)	Dec. 31, 2025
Reconciliation of adjusted net income and earnings per share:
Net income attributable to BOK Financial Corporation shareholders	$177,301
Impact of FDIC special assessment benefit, net of tax	(7,239)
Gain on sale of merchant banking investment, net of tax	(17,928)
Adjusted net income	$152,134

Earnings per share	$2.89
Impact of FDIC special assessment benefit, net of tax	(0.12)
Gain on sale of merchant banking investment, net of tax	(0.29)
Adjusted earnings per share	$2.48

Year Ended
(In thousands, except ratios)	Dec. 31, 2025
Calculation of efficiency ratio:
Total other operating expense	$1,432,856
Less: Amortization of intangible assets	10,620
Numerator for efficiency ratio	$1,422,236

Net interest income	$1,327,344
Add: Tax-equivalent adjustment	10,236
Tax-equivalent net interest income	1,337,580
Add: Total other operating revenue	848,130
Less: Gain on available-for-sale securities, net	1,961
Denominator for efficiency ratio	$2,183,749

Efficiency ratio	65.13% %

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that does not benefit common shareholders. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The efficiency ratio and adjusted efficiency ratio measure the company's ability to use its assets and manage its liabilities effectively in the current period.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.
We believe adjusting net income and earnings per share for notable non-core items enhances comparability of results with prior periods, demonstrates the impact of significant items, and provides a useful measure for determining the company's expenses that are core to our business operations and are expected to recur over time.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Commercial:
Healthcare	$4,008,208	$3,878,543	$3,808,936	$3,789,446	$3,967,533
Services	3,911,917	3,710,643	3,658,807	3,704,834	3,643,203
Energy	2,882,242	2,681,512	2,734,713	2,860,330	3,254,724
General business	4,478,700	4,242,242	4,181,726	4,048,821	4,164,676
Total commercial	15,281,067	14,512,940	14,384,182	14,403,431	15,030,136

Commercial real estate:
Multifamily	2,432,330	2,500,323	2,473,365	2,336,312	2,237,064
Industrial	1,368,436	1,396,795	1,304,211	1,163,089	1,127,867
Office	814,139	811,601	690,086	704,688	755,838
Retail	573,451	593,835	592,043	497,579	485,926
Residential construction and land development	129,783	122,033	105,701	105,190	109,120
Other commercial real estate	353,867	328,020	356,035	356,678	342,637
Total commercial real estate	5,672,006	5,752,607	5,521,441	5,163,536	5,058,452

Loans to individuals:
Residential mortgage	2,731,415	2,676,366	2,610,681	2,471,345	2,436,958
Residential mortgages guaranteed by U.S. government agencies	158,359	151,642	148,453	133,453	136,649
Personal	1,808,615	1,771,639	1,627,454	1,518,723	1,452,529
Total loans to individuals	4,698,389	4,599,647	4,386,588	4,123,521	4,026,136

Total	$25,651,462	$24,865,194	$24,292,211	$23,690,488	$24,114,724

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Texas:
Commercial	$7,383,319	$6,800,577	$6,893,246	$6,953,714	$7,411,416
Commercial real estate	2,057,016	2,107,335	1,997,598	1,864,345	1,731,281
Loans to individuals	1,066,827	1,037,831	996,341	929,825	918,994
Total Texas	10,507,162	9,945,743	9,887,185	9,747,884	10,061,691

Oklahoma:
Commercial	3,829,109	3,692,319	3,455,696	3,380,680	3,585,592
Commercial real estate	589,709	574,126	512,075	521,992	513,101
Loans to individuals	3,005,460	2,927,185	2,725,320	2,548,549	2,440,874
Total Oklahoma	7,424,278	7,193,630	6,693,091	6,451,221	6,539,567

Colorado:
Commercial	2,127,979	2,132,770	2,185,658	2,246,388	2,188,324
Commercial real estate	600,668	589,307	791,171	706,154	759,168
Loans to individuals	200,378	208,323	217,088	210,531	213,768
Total Colorado	2,929,025	2,930,400	3,193,917	3,163,073	3,161,260

Arizona:
Commercial	1,253,824	1,228,593	1,166,745	1,115,085	1,082,829
Commercial real estate	1,332,658	1,348,838	1,165,927	1,084,967	1,098,174
Loans to individuals	224,354	222,963	226,727	218,093	215,531
Total Arizona	2,810,836	2,800,394	2,559,399	2,418,145	2,396,534

Kansas/Missouri:
Commercial	282,189	270,068	303,692	298,410	305,957
Commercial real estate	571,331	618,052	556,390	533,335	515,511
Loans to individuals	142,392	142,408	155,154	147,651	164,638
Total Kansas/Missouri	995,912	1,030,528	1,015,236	979,396	986,106

New Mexico:
Commercial	311,636	282,479	282,918	324,321	325,246
Commercial real estate	465,228	458,720	443,516	381,775	402,217
Loans to individuals	49,589	51,056	55,714	57,926	60,703
Total New Mexico	826,453	792,255	782,148	764,022	788,166

Arkansas:
Commercial	93,011	106,134	96,227	84,833	130,772
Commercial real estate	55,396	56,229	54,764	70,968	39,000
Loans to individuals	9,389	9,881	10,244	10,946	11,628
Total Arkansas	157,796	172,244	161,235	166,747	181,400

Total BOK Financial	$25,651,462	$24,865,194	$24,292,211	$23,690,488	$24,114,724
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Oklahoma:
Demand	$3,492,243	$3,520,203	$3,589,146	$3,629,708	$3,618,771
Interest-bearing:
Transaction	13,732,961	13,352,070	13,537,068	13,891,707	13,352,732
Savings	532,284	520,995	521,734	525,424	497,443
Time	2,232,078	2,356,945	2,166,094	2,089,744	2,138,620
Total interest-bearing	16,497,323	16,230,010	16,224,896	16,506,875	15,988,795
Total Oklahoma	19,989,566	19,750,213	19,814,042	20,136,583	19,607,566

Texas:
Demand	2,177,256	2,194,177	2,082,652	2,187,903	2,216,393
Interest-bearing:
Transaction	6,691,395	6,427,135	6,203,081	5,925,285	6,205,605
Savings	149,593	147,560	155,027	155,777	154,112
Time	647,158	649,757	638,657	633,538	646,490
Total interest-bearing	7,488,146	7,224,452	6,996,765	6,714,600	7,006,207
Total Texas	9,665,402	9,418,629	9,079,417	8,902,503	9,222,600

Colorado:
Demand	1,152,203	929,383	1,040,223	1,082,304	1,159,076
Interest-bearing:
Transaction	2,137,579	2,204,899	1,989,284	1,988,258	2,089,475
Savings	54,809	53,768	55,326	58,318	59,244
Time	282,320	284,962	278,914	274,235	280,081
Total interest-bearing	2,474,708	2,543,629	2,323,524	2,320,811	2,428,800
Total Colorado	3,626,911	3,473,012	3,363,747	3,403,115	3,587,876

New Mexico:
Demand	580,400	591,330	609,205	631,950	659,234
Interest-bearing:
Transaction	1,405,940	1,376,694	1,416,741	1,283,998	1,305,044
Savings	95,630	94,180	94,930	96,969	90,580
Time	354,757	347,227	340,946	344,827	347,443
Total interest-bearing	1,856,327	1,818,101	1,852,617	1,725,794	1,743,067
Total New Mexico	2,436,727	2,409,431	2,461,822	2,357,744	2,402,301

Arizona:
Demand	365,007	368,432	385,442	451,085	418,587
Interest-bearing:
Transaction	1,450,416	1,406,300	1,467,509	1,312,979	1,277,494
Savings	14,656	13,571	10,536	11,125	12,336
Time	72,286	71,886	72,041	70,758	70,390
Total interest-bearing	1,537,358	1,491,757	1,550,086	1,394,862	1,360,220
Total Arizona	1,902,365	1,860,189	1,935,528	1,845,947	1,778,807

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Kansas/Missouri:
Demand	281,263	282,235	269,408	279,808	277,440
Interest-bearing:
Transaction	1,194,500	1,151,956	1,169,161	1,202,107	1,169,541
Savings	14,256	14,251	13,719	14,504	12,158
Time	37,820	37,563	35,768	36,307	37,210
Total interest-bearing	1,246,576	1,203,770	1,218,648	1,252,918	1,218,909
Total Kansas/Missouri	1,527,839	1,486,005	1,488,056	1,532,726	1,496,349

Arkansas:
Demand	33,558	21,416	22,685	25,738	22,396
Interest-bearing:
Transaction	237,279	64,174	61,079	57,696	55,215
Savings	2,695	2,411	2,485	2,602	2,944
Time	12,664	14,538	17,248	17,019	15,176
Total interest-bearing	252,638	81,123	80,812	77,317	73,335
Total Arkansas	286,196	102,539	103,497	103,055	95,731

Total BOK Financial	$39,435,006	$38,500,018	$38,246,109	$38,281,673	$38,191,230

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

Three Months Ended

	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	3.85%	%	4.39%	%	4.46%	%	4.48%	%	4.60%	%
Trading securities	4.83%	%	5.25%	%	5.05%	%	5.07%	%	4.90%	%
Investment securities, net of allowance	1.41%	%	1.41%	%	1.41%	%	1.42%	%	1.42%	%
Available-for-sale securities	3.94%	%	3.93%	%	3.89%	%	3.82%	%	3.82%	%
Fair value option securities	4.83%	%	5.45%	%	5.90%	%	3.72%	%	3.70%	%
Restricted equity securities	7.22%	%	7.84%	%	7.73%	%	7.51%	%	7.60%	%
Residential mortgage loans held for sale	5.84%	%	6.08%	%	6.13%	%	6.03%	%	5.85%	%
Loans	6.48%	%	6.70%	%	6.71%	%	6.71%	%	7.01%	%
Allowance for loan losses
Loans, net of allowance	6.55%	%	6.78%	%	6.79%	%	6.79%	%	7.10%	%
Total tax-equivalent yield on earning assets	5.36%	%	5.53%	%	5.47%	%	5.45%	%	5.59%	%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Transaction	2.88%	%	3.14%	%	3.17%	%	3.21%	%	3.42%	%
Savings	0.54%	%	0.55%	%	0.54%	%	0.56%	%	0.59%	%
Time	3.64%	%	3.73%	%	3.83%	%	4.10%	%	4.56%	%
Total interest-bearing deposits	2.91%	%	3.14%	%	3.17%	%	3.24%	%	3.48%	%
Funds purchased and repurchase agreements	3.47%	%	3.29%	%	3.50%	%	3.05%	%	3.78%	%
Other borrowings	4.22%	%	4.54%	%	4.49%	%	4.57%	%	4.95%	%
Subordinated debt	6.12%	%	— %	%	6.38%	%	6.44%	%	6.80%	%
Total cost of interest-bearing liabilities	3.06%	%	3.33%	%	3.40%	%	3.42%	%	3.69%	%
Tax-equivalent net interest spread	2.30%	%	2.20%	%	2.07%	%	2.03%	%	1.90%	%
Effect of noninterest-bearing funding sources and other	0.68%	%	0.71%	%	0.73%	%	0.75%	%	0.85%	%
Tax-equivalent net interest margin	2.98%	%	2.91%	%	2.80%	%	2.78%	%	2.75%	%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Nonperforming assets:
Nonaccruing loans:
Commercial:
Healthcare	$23,490	$24,507	$28,743	$29,253	$13,717
Services	6,135	7,647	11,329	13,662	767
Energy	—	31	40	49	49
General business	6,477	85	45	103	114
Total commercial	36,102	32,270	40,157	43,067	14,647

Commercial real estate	6,697	6,809	6,925	13,125	9,905

Loans to individuals:
Permanent mortgage	18,263	21,255	20,654	20,502	15,261
Permanent mortgage guaranteed by U.S. government agencies	8,586	7,348	6,978	6,786	6,803
Personal	4,712	4,712	4,613	40	109
Total loans to individuals	31,561	33,315	32,245	27,328	22,173

Total nonaccruing loans	74,360	72,394	79,327	83,520	46,725
Real estate and other repossessed assets	176	1,751	1,729	1,769	2,254
Total nonperforming assets	$74,536	$74,145	$81,056	$85,289	$48,979

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$65,950	$66,797	$74,078	$78,503	$42,176

Accruing loans 90 days past due[1]	$—	$1,135	$1,388	$3,258	$—

Gross charge-offs	$2,353	$4,348	$1,313	$2,291	$1,339
Recoveries	(907)	(721)	(752)	(1,186)	(811)
Net charge-offs (recoveries)	$1,446	$3,627	$561	$1,105	$528

Provision for loan losses	$(386)	$4,270	$(984)	$(336)	$(3,893)
Provision for credit losses from off-balance sheet unfunded loan commitments	487	(2,208)	904	448	3,874
Provision for expected credit losses from mortgage banking activities	(95)	(74)	77	(82)	30
Provision for credit losses related to held-to-maturity (investment) securities portfolio	(6)	12	3	(30)	(11)
Total provision for credit losses	$—	$2,000	$—	$—	$—
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

Three Months Ended

(In thousands, except ratios)	Dec. 31, 2025		Sep. 30, 2025		June 30, 2025		Mar. 31, 2025		Dec. 31, 2024

Allowance for loan losses to period end loans	1.08%	%	1.12%	%	1.14%	%	1.18%	%	1.16%	%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.28%	%	1.32%	%	1.36%	%	1.40%	%	1.38%	%
Nonperforming assets to period end loans and repossessed assets	0.29%	%	0.30%	%	0.33%	%	0.36%	%	0.20%	%
Net charge-offs (annualized) to average loans	0.02%	%	0.06%	%	0.01%	%	0.02%	%	0.01%	%
Allowance for loan losses to nonaccruing loans[1]	419.41%	%	426.92%	%	382.93%	%	363.06%	%	701.46%	%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	497.36%	%	504.99%	%	456.18%	%	430.95%	%	830.81%	%

1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		4Q25 vs 3Q25			Year Ended		2025 vs 2024

(In thousands, except ratios)	Dec. 31, 2025	Sep. 30, 2025	Change	% Change		Dec. 31, 2025	Dec. 31, 2024	Change	% Change
Commercial Banking:
Net interest income	$180,240	$179,197	$1,043	0.6%	%	$713,521	$815,096	$(101,575)	(12.5)%	%
Fees and commissions revenue	61,878	57,537	4,341	7.5%	%	232,972	216,790	16,182	7.5%	%
Combined net interest income and fee revenue	242,118	236,734	5,384	2.3%	%	946,493	1,031,886	(85,393)	(8.3)%	%
Other operating expense	86,169	81,239	4,930	6.1%	%	324,689	308,614	16,075	5.2%	%
Corporate allocations	16,614	17,277	(663)	(3.8)%	%	70,106	68,970	1,136	1.6%	%
Net income before taxes	164,025	139,817	24,208	17.3%	%	584,206	651,246	(67,040)	(10.3)%	%

Average assets	$22,017,647	$21,722,491	$295,156	1.4%	%	$21,616,765	$21,751,103	$(134,338)	(0.6)%	%
Average loans	20,529,256	20,280,147	249,109	1.2%	%	20,169,095	20,201,849	(32,754)	(0.2)%	%
Average deposits	18,486,299	18,161,258	325,041	1.8%	%	17,962,852	16,752,377	1,210,475	7.2%	%

Consumer Banking:
Net interest income	$57,163	$58,451	$(1,288)	(2.2)%	%	$230,980	$260,047	$(29,067)	(11.2)%	%
Fees and commissions revenue	37,598	38,071	(473)	(1.2)%	%	149,253	145,118	4,135	2.8%	%
Combined net interest income and fee revenue	94,761	96,522	(1,761)	(1.8)%	%	380,233	405,165	(24,932)	(6.2)%	%
Other operating expense	64,768	64,042	726	1.1%	%	241,522	226,264	15,258	6.7%	%
Corporate allocations	13,292	14,326	(1,034)	(7.2)%	%	58,092	55,737	2,355	4.2%	%
Net income before taxes	15,054	14,490	564	3.9%	%	76,412	112,224	(35,812)	(31.9)%	%

Average assets	$8,396,499	$8,372,125	$24,374	0.3%	%	$8,321,005	$8,112,293	$208,712	2.6%	%
Average loans	2,516,158	2,432,968	83,190	3.4%	%	2,366,189	2,023,837	342,352	16.9%	%
Average deposits	8,346,245	8,330,481	15,764	0.2%	%	8,275,256	8,077,700	197,556	2.4%	%

Wealth Management:
Net interest income	$44,061	$43,626	$435	1.0%	%	$177,033	$129,228	$47,805	37.0%	%
Fees and commissions revenue	116,110	111,516	4,594	4.1%	%	427,612	462,679	(35,067)	(7.6)%	%
Combined net interest income and fee revenue	160,171	155,142	5,029	3.2%	%	604,645	591,907	12,738	2.2%	%
Other operating expense	102,725	102,971	(246)	(0.2)%	%	393,243	378,237	15,006	4.0%	%
Corporate allocations	14,764	15,568	(804)	(5.2)%	%	58,657	57,073	1,584	2.8%	%
Net income before taxes	42,689	36,606	6,083	16.6%	%	152,770	156,781	(4,011)	(2.6)%	%

Average assets	$11,276,162	$11,265,485	$10,677	0.1%	%	$11,369,530	$10,772,189	$597,341	5.5%	%
Average loans	2,393,802	2,353,961	39,841	1.7%	%	2,303,390	2,177,465	125,925	5.8%	%
Average deposits	10,703,630	10,731,569	(27,939)	(0.3)%	%	10,730,248	9,654,008	1,076,240	11.1%	%
Fiduciary assets	77,006,744	73,862,296	3,144,448	4.3%	%	77,006,744	67,979,134	9,027,610	13.3%	%
Assets under management or administration	126,614,658	122,673,531	3,941,127	3.2%	%	126,614,658	114,615,237	11,999,421	10.5%	%
Certain prior period amounts have been reclassified to conform to current period presentation.